Exhibit 99.2

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Announces a New Strategic Direction

AAMC has created a new Alternative Lending Group with an initial equity capital commitment of up to $40 million

AAMC has hired Jason Kopcak its President and Chief Operating Officer of the Company to lead the new Alternative Lending Group

AAMC has secured an opportunity in crypto-enabled ATMs with a right of first refusal with ForumPay

~ Investor Call on March 21, 2022 at 8:00 a.m. ET ~

March 18, 2022 – Altisource Asset Management Corporation (NYSEAM: AAMC) (“AAMC” or the “Company”) announced today its new strategy which includes the creation of an Alternative Lending Group, its appointment of Mr. Kopcak and its securing of an opportunity in the crypto-enabled ATM space.

In connection with this announcement, AAMC expects its common stock to begin trading again on the NYSE American on Monday, March 21, 2022 when the rest of the NYSE American exchange begins trading. The NYSE had suspended our trading due to concerns that AAMC was not an operating company; after considering and exploring many opportunities, AAMC’s Board of Directors approved our new strategic direction of creating an Alternative Lending Group and this satisfied the NYSE that AAMC once again had an operating business.

AAMC has created an Alternative Lending Group (“ALG”) and approved an initial equity capital commitment of up to $40 million for the purchase and origination of alternative mortgage loans. The Company has approximately $22 million of alternative mortgage loans under contract through today’s date and expects a majority of those loans to close in the next few weeks, subject to the completion of customary due diligence. AAMC intends to stay agile but will initially acquire alternative mortgage loans and anticipates commencing originations in 2022.

The Company has hired Mr. Kopcak as President and Chief Operating Officer to lead ALG, among other responsibilities. Mr. Kopcak, 50, expects to join the firm in May 2022, following the end of his employment with Morgan Stanley. Mr. Kopcak began his employment with Morgan Stanley in September 2018 as an Executive Director with Morgan Stanley’s residential mortgage team within Global Capital Markets. He was involved in all facets of the mortgage and alternative lending business from trading, warehousing, securitization to investment banking. Prior to his employment at Morgan Stanley, Mr. Kopcak worked at Nomura, a global financial services group, from May, 2012 until September, 2018 in a similar capacity. Mr. Kopcak has more than twenty-five years of experience in the mortgage business.

The Company has also secured a right of first refusal with the technology company, ForumPay, to deploy crypto-enabled ATMs/Kiosks worldwide. ForumPay has contractual agreements with companies in the
Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, USVI 00820 www.altisourceamc.com gaming, hospitality and retail industries that allow cryptocurrency enabled transactions. AAMC has earmarked up to $2.0 million initially, and additional capital will be allocated as appropriate to grow the business.

“The Board and I are excited about the new strategy for AAMC and believe we are in a strong position to succeed in these businesses and provide value to our shareholders. We are also pleased to welcome Jason to the Company and think he will be a great addition and will help deliver on our strategy. We thank the New York Stock Exchange for working with us through this process and permitting AAMC to begin trading again on the Exchange on Monday morning,” said Thomas K. McCarthy, Interim Chief Executive Officer.

“The Board and our senior management, with the guidance of our advisors, focused on businesses that built on AAMC’s real estate expertise and asset management. Through this process we determined that the development of an Alternative Lending business complimented by the growth opportunities in cryptocurrency transactions and the potential of a Cryptocurrency ATM-enabled network offers AAMC it’s best potential for both growth and profitability in achieving shareholder value. We also believe that these businesses assist and support underserved markets. We appreciate the patience of our shareholders and look forward to our new beginning with what the Board feels is an exciting direction with an excellent management team” said John de Jongh Jr, Interim Chairman of the Board of AAMC.

Conference Call Information
Management of AAMC will host an investor call on March 21, 2022, at 8:00 a.m. EST to discuss the investor presentation which is available on www.altisourceamc.com. Please submit any questions in advance of the call to ir@altisourceamc.com prior to 3:00 p.m. EST, Sunday, March 20, 2022.

For those who wish to participate, the domestic toll-free access number is 1-877-270-2148, or for international callers, 1-412-902-6510. A telephone replay will be available shortly after the call and can be accessed by dialing 1-877-344-7529, or for international callers, 1-412-317-0088 (Replay Access Code: 2196424). We will also host a live webcast of the investor call on www.altisourceamc.com.

About AAMC
Prior to December 31, 2020, AAMC had historically been an asset management company that provided portfolio management and corporate governance services to investment vehicles.

After exploring a number of acquisition opportunities and different business areas, AAMC determined that it was in the best interests of the Company to create the Alternative Lending Group (ALG) in conjunction with a new initiative into the Crypto ATM business.

Additional information is available at www.altisourceamc.com.

Forward Looking Statements
Certain of the comments made in this press release may contain forward-looking statements in relation to operations, financial condition and financial results of Altisource Asset Management and such statements involve a number of risks and uncertainties. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology. In particular, statements as to our expected alternative lending business, and the development, roll-out and potential growth of crypto enabled ATMS are forward looking statements. These statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are based on current expectations and assumptions that are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the relevant forward-looking statement. With respect to the growth and returns from our alternative lending business, our expectations depend on the ability to acquire and originate loans at attractive pricing, to obtain leverage, to successfully manage our loan portfolio and successfully dispose of loans at attractive levels; with respect to the prospects of our
Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, USVI 00820 www.altisourceamc.com crypto enabled ATMs, our expectations depend on the successful deployment of our first ATMs, actual use by consumers of our ATMs, the proper operation of our ATMs and the success of our relationship with ForumPay. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statements made in this presentation speak only as of the date of this presentation. Except as required by law, AAMC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

Contacts: Please contact us with any questions or comments at the number or e-mail set forth below.

(704) 275-9113
ir@altisourceamc.com

Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, USVI 00820 www.altisourceamc.com